EXHIBIT 1




     The undersigned agree that the statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Dated:    June 23, 1999



                          /s/ Mario Sbarro
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                            Mario Sbarro

                         /s/ Joseph Sbarro
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                           Joseph Sbarro

          Joseph Sbarro (1994) Family Limited Partnership

By:                      /s/ Joseph Sbarro
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                   Joseph Sbarro, General Partner

                         /s/ Anthony Sbarro
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                           Anthony Sbarro

                      /s/ Franklin Montgomery
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                        Franklin Montgomery
            as co-trustee of the Trust of Carmela Sbarro

                         Sbarro Merger LLC

By:                       /s/ Mario Sbarro
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                        Mario Sbarro, Member